UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

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BRE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

March 17, 2006

Dear Shareholder:

It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, May 4, 2006, at 10:00 a.m. Pacific Daylight Time, at the Pan Pacific Hotel, 500 Post Street, San Francisco, California.

This booklet includes the notice of meeting and proxy statement, which contain information about the formal business to be acted on by shareholders. The Annual Meeting will also feature a report on the operations of your Company, followed by a question and discussion period. After the Annual Meeting, you will have the opportunity to speak informally with the directors and officers.

At the Annual Meeting, you will be asked to vote on: (i) electing nine Directors whose term of office expires at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors are duly elected and qualified, (ii) approving the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan to increase the total number of shares subject to the plan, (iii) ratifying the appointment of Ernst & Young LLP as independent auditors of the Company and (iv) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NINE DIRECTOR NOMINEES PROPOSED IN THE ENCLOSED PROXY STATEMENT AND VOTE “FOR” THE OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETING.

It is important that your shares be voted whether or not you plan to be present at the Annual Meeting. Please complete, sign, date and return the enclosed form of proxy promptly, or you may utilize our telephone or Internet proxy authorization procedures, as more fully described in the Proxy Statement and in the enclosed proxy card. If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

Please vote promptly, and we look forward to seeing you at the Annual Meeting.

Sincerely,

BRE PROPERTIES, INC.

Constance B. Moore
President & Chief Executive Officer

BRE PROPERTIES, INC.

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc., a Maryland corporation, will be held on Thursday, May 4, 2006, at 10:00 a.m. Pacific Daylight Time, at the Pan Pacific Hotel, 500 Post Street, San Francisco, California, for the following purposes:

1.	To elect nine Directors whose term of office expires at the Annual Meeting, to serve until the Annual Meeting of Shareholders of the Company to be held in calendar year 2007, and until their respective successors are duly elected and shall qualify;

2.	To consider and vote upon a proposal by the Board of Directors to amend and restate the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan to increase the total number of shares subject to the plan from two million three hundred thousand (2,300,000) shares to two million six hundred fifty thousand (2,650,000) shares. A copy of the proposed Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan is attached as Annex A to the proxy statement accompanying this notice;

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record of the Company’s Common Stock at the close of business on March 15, 2006 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the meeting at BRE’s executive offices, 525 Market Street, 4th floor, San Francisco, CA 94105, during normal business hours during the ten days prior to the annual meeting. The list of shareholders will also be available for inspection at the Annual Meeting.

By Order of the Board of Directors

EDWARD F. LANGE, JR.

Secretary

Dated: March 17, 2006

BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

Telephone: (415) 445-6530

Facsimile: (415) 445-6505

Dated: March 17, 2006

PROXY STATEMENT

Annual Meeting of Shareholders

The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation, for use at the Annual Meeting of Shareholders of BRE to be held on Thursday, May 4, 2006, at 10:00 a.m. Pacific Daylight Time, at the Pan Pacific Hotel, 500 Post Street, San Francisco, California. Holders of record of BRE’s common stock at the close of business on the record date for the meeting, March 15, 2006, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 51,728,020 shares of common stock outstanding, each entitled to one vote at the Annual Meeting.

The cost of soliciting proxies will be borne by BRE. Directors, officers and employees of BRE may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy. This Proxy Statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about April 3, 2006.

BRE will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in our Direct Stock Purchase and Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held of record by the shareholder.

In lieu of mailing the proxy card in the postage-paid envelope provided, shareholders of record can authorize the proxies to vote their shares by calling the toll-free telephone number, or by accessing the Internet voting website set forth on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate shareholders by use of a control number on your proxy card. The procedures allow shareholders to authorize the proxies to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone or Internet are set forth on the enclosed proxy card.

All proxies properly authorized or delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by BRE. If no vote is specified in a properly signed or authorized proxy, the shares represented by such proxy will be voted FOR the election of the nine Director nominees (Proxy Item No. 1), FOR the approval of the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (Proxy Item No. 2), FOR the ratification of Ernst & Young LLP as independent auditors (Proxy Item No. 3), and in the proxy holder’s discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The affirmative vote of a majority of the votes cast on the matter, in person or by proxy at the Annual Meeting, provided that the total vote cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan. The nine nominees for election as Directors who receive the highest number of votes cast in person or by proxy at the Annual Meeting, provided a quorum is present, shall be elected as Directors. The affirmative vote of a majority of the votes cast on the matter in person or by proxy, at the Annual Meeting, provided a quorum is present, is required for the ratification of Ernst & Young LLP as independent auditors of BRE.

In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented but for which one or more matters are not voted upon) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting. For purposes of the vote on the approval of the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan to increase the total number of shares subject to the plan, an abstention or broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event a broker non-vote will not have any effect on the result of the vote. For purposes of the vote on the election of the nine nominees as Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the ratification of Ernst & Young LLP as the Company’s independent auditors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of BRE a written notice of revocation or by properly delivering or authorizing a proxy bearing a later date, or by attending the meeting and voting in person.

Ernst & Young LLP, a certified public accounting firm, has provided services to BRE during the past fiscal year, which included the examination of our annual report to shareholders on Form 10-K, timely reviews of our quarterly reports, review of SEC registration statements and filings, preparation of our federal and state income tax returns, and accounting consultations. A representative of Ernst & Young LLP will be at the Annual Meeting to respond to appropriate questions concerning the financial statements of BRE and, if desired, can make a statement.

All Directors are expected to attend the Annual Meeting in person, absent extenuating circumstances. All Directors attended the 2005 Annual Meeting.

BRE’s principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105. Our telephone number is (415) 445-6530. Shareholders may send communications directly to the Board of Directors by sending them to the Chairman of the Board care of the Corporate Secretary at BRE’s principal executive offices. All correspondence will be forwarded promptly by the Corporate Secretary to the Chairman of the Board.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

Our Articles of Incorporation provide that there shall be from three to 15 Directors, as determined from time to time in the manner specified in the Company’s bylaws. Currently there are eleven directors. William E. Borsari, current Director, and L. Michael Foley, current Chairman of the Board, have informed the Company that they will retire from the Board and all committees of the Board effective at the close of business on May 3, 2006 and will not stand for reelection. The Board has resolved that at the effective time of Mr. Borsari and Mr. Foley’s retirement, the size of the Board will be reduced from eleven members to nine.

At the Annual Meeting, nine Directors are to be elected for a one-year term expiring at the Annual Meeting to be held in calendar year 2007, and until their successors are duly elected and qualified. The nominees proposed by the Compensation/Nominating/Governance Committee and approved by the Board for re-election are Robert A. Fiddaman, Roger P. Kuppinger, Irving F. Lyons, III, Edward E. Mace, Christopher J. McGurk, Matthew T. Medeiros, Constance B. Moore, Jeanne R. Myerson and Gregory M. Simon. The Board has elected Mr. Fiddaman as the non-executive chairman designate, and he will be appointed Chairman of the Board upon re-election. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the re-election of these nominees.

In the unanticipated event that any nominee should become unavailable for election, or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person or persons named in the proxy as the proxy holder or holders, at their discretion and in accordance with their judgment or, if no such other person or persons shall be so determined, the size of the Board may be reduced at the discretion of the Board.

Information as to Nominees for Election

Robert A. Fiddaman, age 68, has been our Director since 1998. He will become Chairman of the Board of the Company following the retirement of Mr. Foley and upon re-election at this Annual Meeting of Shareholders. Mr. Fiddaman is self-employed and a private investor. Mr. Fiddaman served as Chairman of SSR Realty Advisors, a real estate investment and management firm, from 1996 to 1997. From 1993 to 1996, he served as President and Chief Executive Officer of Metric Realty, a real estate investment and management company.

Roger P. Kuppinger, age 65, has been our Director since 1995, including service as a trustee of Real Estate Investment Trust of California, which merged with BRE in March 1996. Since 1994, Mr. Kuppinger has been President of The Kuppinger Company, a private investment banking firm and financial advisor to public and private companies. Mr. Kuppinger served as Managing Director, Sutro & Co., Inc., an investment banking firm, from 1969 to 1994. He currently serves as a Director and Audit Committee Chairman of Realty Income Corporation, a California-based retail real estate investment trust.

Irving F. Lyons, III, age 56, was appointed as a Director of BRE on February 7, 2006. Mr. Lyons has served as Vice Chairman of ProLogis, a global provider of distribution facilities and services, since 2001. He was Chief Investment Officer from March 1997 to December 2004, and has held several other executive positions since joining ProLogis in 1993. Prior to joining ProLogis, he was a Managing Partner of King & Lyons, a San Francisco Bay Area industrial real estate development and management company, since its inception in 1979.

Edward E. Mace, age 54, has been our Director since 1998. He is currently President, Vail Resorts Lodging Company and Rock Resorts International LLC (both subsidiaries of Vail Resorts, Inc., an owner, manager and developer of ski resorts and related lodging). Mr. Mace served as President and Chief Executive Officer of Fairmont Hotels & Resorts-U.S./Mexico division from 2000 to 2001 and was President & Chief Executive Officer, Fairmont Hotels from 1996 to 2000.

Christopher J. McGurk, age 49, was appointed as a Director of BRE on February 7, 2006. Mr. McGurk served as Vice Chairman and Chief Operating Officer of Metro-Goldwyn-Mayer, Inc. (MGM), a motion picture, television, home video, and theatrical production and distribution company, from 1999 to 2005. From 1996 to 1999, Mr. McGurk served in executive capacities with Universal Pictures, a division of Universal Studios Inc., most recently as President and Chief Operating Officer.

Matthew T. Medeiros, age 49, has been our Director since 2005. Mr. Medeiros has served as President, Chief Executive Officer and Director of SonicWALL, a global Internet security company, since March 2003. From 1998 to December 2002, he served as Chief Executive Officer of Philips Components, a division of Royal Philips Electronics, a consumer electronics company. Mr. Medeiros served as Chairman of the Board, LG.Philips LCD, a liquid crystal display joint venture, from 2001 to 2002.

Constance B. Moore, age 50, has been our Director since 2002. Ms. Moore has served as President and Chief Executive Officer of the Company since January 1, 2005, and was President and Chief Operating Officer in 2004. Ms. Moore was Executive Vice President and Chief Operating Officer of BRE from July 2002 through December 2003. She held several executive positions with Security Capital Group & Affiliates, an international real estate operating and investment management company, from 1993 to 2002, including Co-Chairman and Chief Operating Officer of Archstone Communities Trust.

Jeanne R. Myerson, age 53, has been our Director since 2002. Ms. Myerson has served as President and Chief Executive Officer of The Swig Company, a private real estate investment firm, since 1997. She served as President and Chief Executive Officer of The Bailard, Biehl & Kaiser REIT from 1993 to 1997.

Gregory M. Simon, age 64, has been our Director since 1990, including service as a trustee of Real Estate Investment Trust of California, which merged with BRE in March 1996. Mr. Simon has been self-employed as a private investor since 1991. He was Senior Vice President, H.F. Ahmanson & Co. and Home Savings of America, from 1983 to 1991. He is currently an Officer and Director of Golden Orange Broadcasting, a privately held corporation.

Vote Required

The nine nominees who receive the highest numbers of votes, in person or by proxy, shall be elected as Directors at the Annual Meeting, if a quorum is present. The Board unanimously recommends that the shareholders vote FOR each of Messrs. Fiddaman, Kuppinger, Lyons, Mace, McGurk, Medeiros and Simon and Mses. Moore and Myerson.

GOVERNANCE, BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its Directors, Officers and employees. The Company has made the Code of Business Conduct and Ethics available on its website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.

Attendance by our Directors at 2005 Board, Committee and Annual Meetings

During the year ended December 31, 2005, the Board held six meetings. All of the Directors attended 75% or more of the meetings of the Board and the committees on which they served during 2005. All Directors attended last year’s Annual Meeting.

Committees of our Board of Directors

The Board currently has four committees to direct and review BRE’s operations and strategic activities: Audit; Compensation/Nominating/Governance; Executive; and Real Estate. The present members of the committees are set forth in the following table.

Director	Executive Committee	Audit Committee	Compensation/ Nominating/ Governance Committee	Real Estate Committee	Independent
William E. Borsari *	M		C	M	X
Robert A. Fiddaman	M		C	M	X
L. Michael Foley *	C	M	M		X
Roger P. Kuppinger	M	C		M	X
Irving F. Lyons, III				M	X
Edward E. Mace			M		X
Christopher J. McGurk		M			X
Matthew T. Medeiros		M			X
Constance B. Moore	M
Jeanne R. Myerson	M			C	X
Gregory M. Simon			M	M	X

“C”	signifies a chairperson or co-chairperson and “M” signifies a member.
“X”	signifies an independent Director as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. In addition, Management has determined that each independent Director has no material relationship with BRE based on a review of direct and indirect transactions and relationships that each of our Directors had or maintained with us and our Management and employees. No such transactions or relationships were noted during management’s review.
*	Directors retiring, not seeking re-election.

Audit Committee

BRE has an Audit Committee composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. Mr. Kuppinger qualifies as an “audit committee financial expert” within the definition adopted by the SEC. Information regarding the membership of, and functions performed by, the Audit Committee is set forth in the section entitled “Report of Audit Committee,” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board, which is attached hereto as Annex B to this proxy statement and available on our website at www.breproperties.com. The Audit Committee met formally seven times in 2005.

Compensation/Nominating/Governance Committee

The Compensation/Nominating/Governance Committee conducts Chief Executive Officer performance evaluations, reviews the compensation of executive officers and the management succession plan, administers our stock compensation plans, nominates Directors and oversees the Company’s governance structure. The Compensation/Nominating/Governance Committee is composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. A committee charter has been adopted by the Board, which is available on our website at www.breproperties.com. During 2005, the Compensation/Nominating/Governance Committee met formally nine times.

Executive Committee

The Executive Committee reviews management’s capital markets strategy and implementation of such strategy. The Executive Committee also reviews and considers management’s strategic plan, tactical initiatives, and the Company’s position in the REIT industry. The Executive Committee has all powers of the Board in the management and affairs of BRE, subject to limitations prescribed by the Board, the Articles of Incorporation and Bylaws of BRE and by Maryland law. The Executive Committee met six times during 2005.

Real Estate Committee

The Real Estate Committee reviews property performance and considers management’s recommendations regarding the disposition of properties. The Real Estate Committee reviews management’s recommendations, analyzes and recommends to the Board whether to proceed with proposed development opportunities and acquisitions above specified thresholds. The Real Estate Committee met formally seven times during 2005 and held numerous informal meetings, including meetings with management and several property tours.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, our non-management Directors hold executive sessions without management Directors or management present at least four times per year. During 2005, our non-management Directors held six such executive sessions. Mr. Foley, who was Chairman of the Board during 2005, was the presiding Director at these executive sessions. Our Corporate Governance Guidelines also require that if the non-management Directors include Directors who are not independent Directors, the independent Directors also shall meet at least once a year in executive session. As stated above, all of our non-management Directors were independent Directors for the year 2005.

Director Nomination and Evaluation Process, Independence of Our Directors

The Compensation/Nominating/Governance Committee will consider nominees recommended by shareholders. Shareholders who wish to submit nominees for consideration by the Compensation/Nominating/Governance Committee should submit a detailed resume of the candidate and an explanation of the reasons why the shareholder believes the candidate is qualified for service on the BRE Board. The shareholder must also provide such other information about the candidate that would be required by Securities and Exchange Commission rules to be included in a proxy statement. In addition, the shareholder must include the consent of the candidate and describe any arrangements or undertakings between the shareholder and the candidate regarding the nomination. The shareholder must submit proof of BRE share holdings. All communications should be directed to the Chairman of the Compensation/Nominating/Governance Committee, care of the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. Recommendations received after the dates specified under “Shareholder Proposals” in this notice and proxy statement will likely not be considered timely for consideration at next year’s Annual Meeting.

A sufficient number of independent director candidates must meet the independence requirements of the New York Stock Exchange and those set forth in BRE’s Corporate Governance Guidelines, such that a majority of the Directors meet the independence requirements. In determining whether a prospective director nominee is qualified to serve on the Board, the Committee also considers, but is not limited to, the following criteria:

(i)	general understanding of BRE’s business;

(ii)	fundamental character qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

(iii)	general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(iv)	experience as a board member of another publicly held company;

(v)	ability to make independent and analytical inquiries;

(vi)	educational and professional background;

(vii)	specific experience to fill needs or requests identified by the Board; and

(viii)	whether the candidate is willing and able to devote sufficient time to Board and committee responsibilities and is willing to commit to purchase sufficient stock to meet the stock ownership guidelines.

The Compensation/Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Compensation/Nominating/Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Compensation/Nominating/Governance Committee generally uses a third-party search firm to identify Board candidates and polls the Board members and members of management for their recommendations. The Compensation/Nominating/Governance Committee may also review the composition and qualification of the boards of BRE’s competitors, and may seek input from industry experts or analysts.

The Compensation/Nominating/Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by independent Directors and executive management. In making determinations, the Compensation/Nominating/Governance Committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best perpetuate the success of BRE and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Compensation/Nominating/Governance Committee makes its recommendations to the Board. Recommendations received from shareholders will be processed and are subject to the same criteria as are candidates nominated by the Compensation/Nominating/Governance Committee.

Compensation of Our Directors

In 2003, shareholders approved the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (the “Non-Employee Director Plan”). Beginning in 2003, non-employee Directors receive annual compensation comprised of the sum of: (a) $30,000 in cash; (b) stock options and/or share appreciation rights with a Black-Scholes value of $35,000; and (c) restricted common shares with a market price-based value of $35,000 per year. The chairman of the board or lead director is eligible to be paid up to an additional $50,000 through a combination of cash, stock options and/or share appreciation rights, and restricted shares, paid in the same proportion as director annual compensation. For 2005, this additional annual compensation for the chairman of the board was $25,000. Committee chairmen receive additional annual compensation in the amount of $10,000, paid through a combination of cash, stock options and/or share appreciation rights and restricted shares, in the same proportion as director annual compensation. In 2003, 2004 and 2005, option grants were made in the form of Stock Appreciation Rights (SARs) to reduce the dilutive impact of options on the Company. Beginning in May 2005, options, restricted shares and SARs granted to non-employee directors under the Non-Employee Director Plan generally vest over three years at a rate of one third per year. However, if a director voluntarily terminates his or her service as a director during the first twelve months of service, the level of vesting for restricted shares, options and SARs will be prorated for each month of service prior to termination, and if such a director voluntarily terminates his or her service as a director after the first twelve months of service but prior to the three year anniversary of the grant date, all unvested options, share appreciation rights and restricted shares will become fully vested. Upon a change in control as defined in the Non-Employee Director Plan, all unvested options, restricted shares and SARs will vest in full. In the event of termination by the majority vote of the other members of the Board or failure to be re-elected, unvested awards will not vest.

The service year for our Directors runs from June through May, such that stock awards are granted on or about May 31 for the upcoming service year, and cash payments are made quarterly based on positions held at the time of payment. The following table sets forth the components of compensation for the 2005-2006 service year for the various Director levels.

Type of Member	Cash Compensation ($)	Option/SAR Grant (#)	Restricted Share Grant (#)
Chairman of the Board	37,500	11,276	1,135
Committee Chairperson	33,000	9,923	998
Member	30,000	9,021	908

The following table sets forth BRE’s valuation of 2005 compensation for each independent Director. Fees earned or paid in cash reflect cash payments earned for calendar year 2005. Option/SAR and Stock Awards reflect the value of awards granted on May 31, 2005, as footnoted below. No further equity grants were made during 2005.

Name	Total Compensation	Fees earned or paid in cash	Option/SAR Awards (1)	Stock Awards (2)	All Other Comp
William E. Borsari	$110,000	$33,000	$38,500	$38,500	$—
Robert A. Fiddaman	108,750	31,750	38,500	38,500	—
L. Michael Foley	125,000	37,500	43,750	43,750	—
Roger P. Kuppinger	110,000	33,000	38,500	38,500	—
Edward E. Mace	100,000	30,000	35,000	35,000	—
John McMahan (3)	12,500	12,500	—	—	—
Matthew T. Medeiros (4)	108,326	23,742	42,292	42,292	—
Jeanne R. Myerson	108,750	31,750	38,500	38,500	—
Gregory M. Simon	101,250	31,250	35,000	35,000	—

(1)	Option/SAR awards were granted on May 31, 2005 and have been valued using the Black-Scholes method. BRE has calculated the per share value of these options/SARs to be $3.88. For further information on this calculation, please see our Annual Report on Form 10-K for the year ended December 31, 2005.
(2)	Stock awards represent restricted share grants on May 31, 2005, valued at the share price on the grant date, or $38.54 per share.
(3)	Mr. McMahan retired effective May 18, 2005. Compensation reflects his service for a partial year.
(4)	Mr. Medeiros joined the Board on March 14, 2005. Cash compensation reflects his service for a partial year in 2005. Grants reflect service for March 2005 through May 2005 and the full 2005-2006 service period.

Share Ownership Guidelines for Our Directors

The Board adopted a share ownership guideline in 1995, which is now included in BRE’s Corporate Governance Guidelines. Currently, the guideline states that each new Director will own within three years of joining the Board a number of shares of Common Stock equal to $150,000 divided by the price of a share of Common Stock on the date they joined the Board. As of December 31, 2005, all Directors that have been with BRE for three years were in compliance with the share ownership guideline.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2006, information regarding the shares of Common Stock beneficially owned by each person who is known by BRE to own beneficially more than 5% of our Common Stock, by each Director, by each named executive officer (as hereinafter defined) and by all Directors and executive officers as a group. The amounts shown are based on information provided by the individuals named and designated as a Director (D) or executive officer (O).

Name and Address (1)	Number of Common Shares (2)		Shares Upon Exercise of Options (3)	Total Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)(4)
Stichting Pensioenfonds ABP (5)	4,313,000		—	4,313,000	8.3%
Cohen & Steers, Inc. (6)	4,102,660		—	4,102,660	7.9%
Gregory M. Simon (D)	116,066	(7)	218,883	334,949
Constance B. Moore (D,O)	195,362	(8)	130,000	325,362
Edward F. Lange, Jr. (O)	105,927	(9)	160,939	266,866
William E. Borsari (D)	43,722	(10)	222,102	265,824
Roger P. Kuppinger (D)	40,750	(11)	213,336	254,086
L. Michael Foley (D)	56,056	(12)	149,140	205,196
Edward E. Mace (D)	11,481	(13)	179,330	190,811
Robert A. Fiddaman (D)	18,041	(14)	156,648	174,689
Deirdre A. Kuring (O)	70,864	(15)	77,400	148,264
Bradley P. Griggs (O)	94,614	(16)	27,000	121,614
Jeanne R. Myerson (D)	4,964	(17)	48,727	53,691
Matthew T. Medeiros (D)	1,097	(18)	—	1,097
Irving F. Lyons, III (D)	—	(19)	—	—
Christopher J. McGurk (D)	—	(20)	—	—
All Directors and executive officers as a group (14 persons)	758,944		1,583,505	2,342,449	4.4%

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.
(2)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities and is based on shares outstanding as of February 28, 2006. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.
(3)	Reflects common shares that may be purchased upon the exercise of stock options that were exercisable as of February 28, 2006 or that will become exercisable on or before April 28, 2006.
(4)	Except where otherwise indicated, does not exceed 1%.
(5)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 14, 2006. The entity has a business address of Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. The entity has sole voting and sole investment power with regard to the shares owned.
(6)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 10, 2006. The entity has a business address of 280 Park Avenue, 10th Floor, New York, NY 10017. The entity has sole voting power with respect to 3,639,488, and shared voting power with respect to 24,072, of the total shares reported as beneficially owned.
(7)	Mr. Simon—includes 112,396 shares he owns directly, 2,612 shares owned by his wife as separate property in which he disclaims any beneficial ownership interest, 150 shares held in a trust for his children, of which Mr. Simon is the trustee, and 908 restricted shares.
(8)	Ms. Moore—includes 36,623 shares she owns directly, of which 15,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 158,739 restricted shares.
(9)	Mr. Lange—includes 18,906 shares he owns directly, of which 5,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 87,021 restricted shares.

(10)	Mr. Borsari—includes 41,768 shares he owns directly, 956 shares held by his wife in which he disclaims any beneficial ownership interest, and 998 restricted shares. Mr. Borsari has elected not to stand for re-election this year.
(11)	Mr. Kuppinger—includes 39,752 shares he owns directly and 998 restricted shares.
(12)	Mr. Foley—includes 54,921 shares he owns directly and 1,135 restricted shares. Mr Foley has elected not to stand for re-election this year
(13)	Mr. Mace—includes 10,573 shares he owns directly and 908 restricted shares.
(14)	Mr. Fiddaman—includes 17,043 shares he owns directly and 998 restricted shares.
(15)	Ms. Kuring—includes 6,466 shares she owns directly, of which 5,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 64,398 restricted shares.
(16)	Mr. Griggs—includes 3,573 shares he owns directly and 91,041 restricted shares.
(17)	Ms. Myerson—includes 3,966 shares she owns directly, and 998 restricted shares.
(18)	Mr. Medeiros—includes 1,097 restricted shares.
(19)	Mr. Lyons was appointed to the Board on February 7, 2006.
(20)	Mr. McGurk was appointed to the Board on February 7, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation Summary

BRE’s executive compensation program is comprised of the following: salary, annual cash bonus, and restricted stock grants issued under our 1999 Stock Incentive Plan that vest based on the Company’s performance. Prior to 2003, BRE’s executive compensation program included option grants with reload features, stock loans, and long-term performance-based bonus arrangements, all of which were replaced with the performance share program. Beginning in 2003, BRE elected to expense options and, in an effort to minimize the level of related compensation expense, suspended the reload program. In addition, stock loans and long-term bonus arrangements were eliminated in response to rules promulgated under the Sarbanes-Oxley Act of 2002. Option grants in 2003 and 2004 were made with SARs to reduce the dilutive impact of options on BRE.

Summary Compensation Table

The following table summarizes the compensation paid to BRE’s Chief Executive Officer and other executive officers (the “named executive officers”) for the years ended December 31, 2005, 2004 and 2003.

		Annual Compensation		Long-Term Compensation Award
Name and Principal Position	Year	Salary ($)	Cash Bonus ($) (1)	Restricted Stock Awards ($) (2)	Option/SAR Awards (#) (3)	All Other Compensation ($) (4)(5)(6)
Constance B. Moore President and Chief Executive Officer (7)	2005 2004 2003	$400,000 325,000 300,000	$317,316 209,346 204,978	$5,902,804 390,490 146,145	— 100,000 25,000	$84,066 6,000 6,000

Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$300,000 265,000 250,000	$239,794 148,837 138,400	$2,937,775 261,790 285,660	— 65,000 50,000	$176,598 50,881 52,411

Bradley P. Griggs Executive Vice President, Chief Investment Officer (8)	2005 2004 2003	$285,000 266,000 256,000	$159,568 179,064 122,740	$3,556,010 120,833 119,026	— 30,000 25,000	$84,038 12,186 151,053

Deirdre A. Kuring Executive Vice President, Asset Management	2005 2004 2003	$250,000 245,000 239,596	$147,249 91,184 97,997	$2,248,674 211,951 202,342	— 47,000 40,000	$17,685 15,075 21,675

(1)	Bonuses disclosed represent bonuses paid in the following year based on the referenced year’s performance.
(2)

Reflects restricted shares granted valued at the closing market price of the stock on the date of grant. For 2005, shares vest at the end of five years based on performance criteria described below in “Performance Shares Granted During 2005.” Officers have voting rights and limited dividend rights during the vesting period. For 2004 and 2003, shares vest at the end of five years and have full voting and dividend rights based on performance criteria described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore-Performance Shares.” As part of the transition of long-term awards for Mr. Griggs from the company’s developer incentive award program to the executive performance share program, he was awarded an additional 20,064 shares in 2005. Half of these shares are performance shares as described in “Performance Shares Granted During 2005,” and half of the shares vest at the end of five years. For Mr. Griggs, also includes 1,588 shares granted under the developer incentive award program described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. Lange, Mr. Griggs and Ms. Kuring-Developer Incentive Awards.” For all executive officers, also includes dividends paid on restricted shares for each year reported. Ms. Moore earned $180,562, $33,540 and $12,090 of dividend income on restricted shares outstanding for 2005, 2004 and 2003, respectively. Mr. Lange earned $104,568, $31,395 and $17,550 of dividend income on restricted shares outstanding for 2005, 2004 and 2003, respectively. Mr. Griggs earned $91,250, $13,748 and $7,313 of dividend income on restricted shares outstanding for 2005, 2004 and 2003, respectively. Ms. Kuring earned $67,578, $23,741 and $12,431 of dividend income on restricted shares outstanding for 2005, 2004 and 2003, respectively.

(3)	Option/SAR awards are reported in the year such award is granted. No options/SARs were granted to executives in 2005.
(4)	Consists of matching contributions to BRE’s defined contribution retirement plan (401(k) Plan) made by BRE on behalf of the named executive officers. Matching contributions were a maximum of $6,000 for the each of the years 2005, 2004, and 2003. Other than the 401(k) Plan, there is no other company contribution for deferred compensation or retirement programs. For Ms. Moore, 2005 amount includes the value of 1,700 restricted shares that vested December 31, 2005, for a value of $77,316. For Mr. Lange, includes the benefit of pro-rata forgiveness in 2005, 2004 and 2003 of a $150,000 moving assistance loan. Pro-rata forgiveness consisted of $30,000 principal in all years, and $765, $2,295 and $3,825 interest in 2005, 2004 and 2003, respectively. For Mr. Lange, also includes amounts paid under the five-year bonus program totaling $126,825 for 2005. For Ms. Kuring, includes the benefit of pro-rata forgiveness in 2005, 2004 and 2003 of a $50,000 moving assistance loan. Pro-rata forgiveness consisted of $10,000 principal in all years and interest of $1,100, $1,700 and $2,300 in 2005, 2004 and 2003, respectively. For Mr. Griggs, includes the benefit of forgiveness in 2005 of a $50,000, interest-free moving assistance loan. For Mr. Griggs, also includes payments under the developer incentive program totaling $30,512, $6,186 and $145,053 in 2005, 2004 and 2003 respectively.
(5)	Does not include amounts to be earned by the named executives under long-term bonus arrangements granted in 2000 through 2002, other than as noted in (4) above. See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore-Long-Term Bonus Arrangements” and “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. Lange, Mr. Griggs and Ms. Kuring-Long-Term Bonus Arrangements” While the remaining amounts to be earned under the long-term bonus program are not yet determinable, the following amounts were expensed on our financial statements.

	2005	2004	2003
Ms. Moore	$64,031	$66,804	$20,169
Mr. Lange	35,040	87,457	26,405
Ms. Kuring	25,929	21,738	6,563

(6)	Includes dividend income received on shares held as collateral for stock loans and options that have dividend rights. The following amounts reflect dividends received, net of interest paid on stock loans:

	2005	2004	2003
Ms. Moore	$750	$—	$—
Mr. Lange	13,008	12,586	12,586
Mr. Griggs	—	—	—
Ms. Kuring	3,700	3,375	3,375

(7)	Ms. Moore became our Chief Executive Officer effective January 1, 2005. Ms. Moore was President and Chief Operating Officer in 2004 and Executive Vice President, Chief Operating Officer in 2003. Ms. Moore executed an employment agreement with BRE in July 2002.
(8)	For Mr. Griggs, cash bonus in 2004 includes a supplemental bonus of $45,000 relating to acquisition activities.

Performance Shares Granted During 2005

During 2004 and 2005, the Compensation/Nominating/Governance Committee conducted a comprehensive evaluation of the Company’s long-term incentive compensation program for executive officers, which included the use of an independent consultant. Following the evaluation, the Committee and Board adopted a new long-term incentive award program for executive officers, that established a five-year performance period. During 2005, the Compensation/Nominating/Governance Committee approved, and the named executive officers received, under the 1999 BRE Stock Incentive Plan, the grants of restricted stock listed in the table below under

“Granted.” The program is heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five-year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares granted represent target performance, as defined in the agreements. In addition, the supplemental shares listed below under “Reserved” are reserved for the named executive officers in the event target level performance is exceeded. If the performance metrics are not achieved, the shares will not vest.

	Performance Share Awards
Name	Granted	Reserved
Constance B. Moore	146,162	59,196
Edward F. Lange, Jr.	72,368	29,309
Bradley P. Griggs	73,848	29,908
Deirdre A. Kuring	53,289	21,582

During the performance period, the named executive officers will receive dividends on 50% of the shares granted and have the right to vote the total shares granted. With respect to the shares that do not have dividend rights, each year during the five-year performance period, the named executive officers will receive a grant of restricted stock in an amount equal to the dividends not paid. The vesting of such shares will be subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant. Under certain circumstances upon termination of employment, portions of the shares granted may vest. Other than these grants and the shares listed in the table above as specified under the program, we do not expect further long-term grants to be made during the performance period. In addition, we do not expect further grants of stock options to be made during the performance period.

Outstanding Equity Awards at Year-End, Option Exercises and Stock Vested in 2005

The following table sets forth: (i) the total number of all outstanding unexercised options held by the named executive officers at the end of 2005; (ii) the aggregate dollar value of all such unexercised options based on the excess of the year-end market price of the Common Stock over the exercise price of the option; (iii) the total number of restricted shares held by the named executive officers at the end of 2005; and (iv) the market value of such restricted shares based on the closing share price of BRE common stock on December 31, 2005.

	Number of Securities Underlying Unexercised Options/SARs at 12/31/05		Value of Unexercised In-the-Money Options/SARs at 12/31/05 (1)		Restricted Stock Held and Unvested at 12/31/05 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable	# of shares	Market Value
Constance B. Moore	105,000	145,000	$1,589,750	$2,059,250	161,662	$7,352,388
Edward F. Lange, Jr.	124,939	103,000	1,916,590	1,493,280	88,468	4,023,525
Bradley P. Griggs	16,000	39,000	235,080	548,070	92,518	4,207,719
Deirdre A. Kuring	55,000	71,600	822,145	1,029,688	65,464	2,977,303

(1)	The market value of BRE’s Common Stock at December 31, 2005 was $45.48 per share.

The following table sets forth, for each of the named executive officers: (i) the number of shares acquired upon exercise of options/SARs or upon vesting of restricted stock during 2005; (ii) the value realized upon such exercise or vesting, calculated by subtracting the total exercise price from the market value of BRE stock on the date of exercise or vesting; and (iii) the grant date fair value of those options or shares as previously reported in the Summary Compensation Table.

		No. of Shares Acquired on Exercise or Vesting	Value Realized upon Exercise or Vesting	Grant Date Fair Value Previously Reported in Summary Comp. Table
		#	$	$
Constance B. Moore	Options	—	—	—
	Shares	1,700	$77,316	$56,015
Edward F. Lange, Jr.	Options	—	—	—
	Shares	—	—	—
Bradley P. Griggs	Options	—	—	—
	Shares	—	—	—
Deirdre A. Kuring	Options	—	—	—
	Shares	—	—	—

Retirement Plan (401(k) Plan)

BRE’s Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the retirement plan, participating employees (including the named executive officers) may contribute up to 15% of their compensation, but not exceeding the amount allowed under applicable tax laws ($14,000 in calendar 2005), and BRE contributes 75% of the first 4% of the employee’s contribution for a maximum of $6,000. All employees of BRE with six months of service are eligible to participate in the Retirement Plan. BRE’s contributions on behalf of employees who have been employed with us (including prior service for certain entities acquired by BRE) for at least five years are fully vested.

Stock Loans

Subsequent to July 2002, in compliance with the Sarbanes-Oxley Act of 2002, BRE’s stock loan program was eliminated. This component of future executive compensation was replaced with the performance share grants described above.

From 2000 through July 2002, the Board approved five-year loans aggregating $1,179,625 to Ms. Moore, Mr. Lange, and Ms. Kuring, for the purpose of immediately exercising a portion of stock options granted on the date of the loan (the “Stock Loans”). See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore—Stock Loan” and “Employment Contracts and Termination of Employment and Change in Control Arrangements-Mr. Lange, Mr. Griggs and Ms. Kuring-Stock Loans.” The Board adopted the practice of making annual performance grants to the named executive officers through July of 2002, other than to Mr. Griggs who participated in the developer incentive program described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. Lange, Mr. Griggs and Ms. Kuring—Developer Incentive Awards” during this period. These loans are collateralized by the purchased shares with full recourse to the named executive officers.

The following table summarizes certain information concerning the Stock Loans granted to the current named officers:

Date	Loan Amount	To Exercise Option for No. of Shares	Interest Rate (1)
Ms. Moore
July 11, 2002	$447,750	15,000	6.5%
Mr. Lange
January 24, 2002	$145,800	5,000	6.7%
February 16, 2001 (2)	143,500	5,000	6.5%
June 23, 2000 (2)	296,875	10,000	5.7%
Ms. Kuring
October 25, 2001	$145,700	5,000	6.4%

(1)	Payable quarterly. The interest rate is equal to the dividend yield on the Common Stock purchased on the loan date, which approximates a market rate of interest representative of the rate the executives could have obtained from independent third party lenders.
(2)	As of March 15, 2006, these loans matured and have been repaid.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BRE’s Directors and executive officers, and persons who own more than 10 percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of BRE.

To BRE’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to BRE’s officers, Directors and greater than 10 percent shareholders were complied with.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to BRE’s periodic filings with the SEC.

Ms. Moore

Ms. Moore and the Company entered into an employment agreement effective July 11, 2002, which was amended on January 1, 2003. The agreement was for an initial term of three years, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Under the terms of the agreement, Ms. Moore became Executive Vice President and Chief Operating Officer on September 1, 2002, and the Company agreed to nominate her for election to the Board throughout the term of the agreement. Ms. Moore was promoted to President and Chief Operating Officer on January 1, 2004, and was promoted to President and Chief Executive Officer on January 1, 2005. The terms of the agreement are as follows:

Base Salary.    Ms. Moore receives a stated base salary of $400,000 per year. Under the compensation program adopted in 2005, the Company intends to maintain her salary at this level for the next five years. However, the Compensation Committee reserves the right to review base salaries on an annual basis.

Annual Incentive Bonus.    Ms. Moore is eligible to receive an annual performance-based bonus with a minimum threshold of 0% of base salary and a maximum range of 200% of base salary, targeted at 100% of base salary and based on achievement of predefined operating or performance criteria established by the Board (the “Annual Criteria”).

Stock Options.    On July 11, 2002, Ms. Moore was granted an option to purchase 125,000 shares of the Company’s common stock at an exercise price of $29.85 per share, vesting in equal installments over five years.

Restricted Stock.    Under the agreement, if at any time prior to December 31, 2002, Ms. Moore purchased BRE common stock, she was to be awarded restricted stock from the Company in the ratio of one share for each 10 shares of common stock purchased, up to a limit of $500,000. Such restricted shares were to vest at the end of three years. Ms. Moore was granted 1,700 shares under this provision, which vested in December 2005.

In addition, Ms. Moore has signed other compensation-related agreements, the significant terms of which follow:

Stock Loan.    On July 11, 2002, Ms. Moore received a loan of $447,750 to exercise options to purchase 15,000 shares of Common Stock (at an exercise price of $29.85 per share) issued on that date (the “2002 Stock Loan”). The 2002 Stock Loan has an interest rate of 6.5% per annum, payable quarterly, with all principal payable in full on July 11, 2007 (the “Payment Date”). See also “Stock Loans.”

Future Long-Term Incentive Awards.    Under Ms. Moore’s employment agreement, she is eligible to receive additional long-term incentive awards at the discretion of the Board. Such awards may be in the form of options, restricted shares, SARs, stock grants, long-term bonus arrangements, or other forms of long-term compensation with the equivalent value of: (i) five-year loans to purchase 10,000 shares of Common Stock pursuant to immediately exercisable stock options, on terms similar to the 2002 Stock Loan, and (ii) options to purchase 75,000 shares of Common Stock at market value on the date of award. In 2004, the employment agreement was amended to eliminate the provision for future loans and long-term bonus arrangements, and replace these components with performance shares and options with SARs. In 2005, the options were replaced with additional performance shares.

Long-Term Bonus Arrangement.    Under a Long-Term Bonus Arrangement entered into in July 2002, Ms. Moore is eligible to receive a bonus payable after five years of up to $447,750. The bonus amount that will be awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount is awarded based on BRE’s same property growth in NOI; (ii) up to 50% of the bonus amount is awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount is awarded based on a FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria will be measured against the 10 largest publicly traded multifamily REITs.

Performance Shares.    Under a Performance Share Agreement entered into in February, 2005, Ms. Moore received a grant of 146,162 shares of restricted stock. Vesting of the shares is heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five-year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares granted represent target performance, as defined in the agreement. In addition, 59,196 shares are reserved for Ms. Moore in the event target level performance is exceeded. If the performance metrics are not achieved, the shares will not vest. During the performance period, Ms. Moore will receive dividends on 50% of the shares granted and have the right to vote the total shares granted during the performance period. With respect to the shares that do not have dividend rights, each year during the five-year performance period, she will receive a grant of restricted stock in an amount equal to the dividends not paid. The vesting of such shares will be subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant. Under certain circumstances upon termination of employment, portions of the shares granted may vest. Other than this grant, the Board does not expect further long-term grants to be made to Ms. Moore during the performance period. In addition, the Board does not expect further grants of stock options to be made during the performance period.

Under performance share agreements entered into in 2003 and 2004, Ms. Moore received grants of 4,500 and 11,000 shares of restricted stock, respectively, which vest at the end of five years and include full dividend rights. The performance shares granted in 2004 vest at the end of five years based on BRE’s achievement of specified performance criteria over that period in the following areas: total shareholder return relative to multifamily REIT peers, FFO growth relative to multifamily REIT peers, and stock multiple relative to multifamily REIT peers. There are similar peer group criteria for the 2003 grant.

Mr. Lange, Mr. Griggs and Ms. Kuring

Mr. Lange, Mr. Griggs and Ms. Kuring have similar employment agreements to Ms. Moore’s employment agreement, expiring on varying dates between June 2003 and August 2005. The agreements provide for automatic one-year renewals each year thereafter, unless an advance notice of non-renewal is provided by either party to the other prior to expiration of the employment term. Certain material terms of the agreements are as follows:

Base Salary.    Effective January 1, 2005, Mr. Lange, Mr. Griggs and Ms. Kuring receive stated base salaries of $300,000, $285,000 and $250,000, respectively. Under the compensation program adopted, the Company intends to maintain executive officer salaries at these levels for the next five years. However, the Compensation Committee reserves the right to review base salaries on an annual basis.

Annual Incentive Bonus.    Executive officers are eligible to receive an annual incentive bonus that is performance based with a specific target bonus level. For Mr. Lange, the target level is 80% of base salary. For Mr. Griggs, the target level is 70% of base salary. For Ms. Kuring, the target level is 60% of base salary. The amount of the annual bonus will be based on the achievement of management by objective criteria established by the Board of Directors with a minimum threshold of 0% of target and a maximum range of 200% of target for Mr. Lange and 175% of target for Mr. Griggs and Ms. Kuring.

Stock Loans.    Upon the commencement of their respective appointments with BRE, Mr. Lange and Ms. Kuring received loans of $296,825 and $145,700, respectively, to exercise options to purchase 10,000 and 5,000 shares of Common Stock (at exercise prices of $29.68 and $29.14, respectively) issued on those dates. See also “Stock Loans.”

Future Awards.    Under the initial employment agreement with Mr. Lange, he was eligible to receive annual long-term incentive awards which, assuming achievement of applicable performance goals, provided him with (i) a five-year loan to purchase 10,000 shares of Common Stock pursuant to an immediately exercisable stock option granted upon employment in 2000, on terms similar to Ms. Moore’s 2002 Stock Loan and Long-Term Bonus Arrangements; and (ii) options to purchase 25,000 shares of Common Stock at market value on the date of award. In 2004, the employment agreements were amended to eliminate the provision for future loans and replace the loan and option components with performance shares and options with SARs. In 2005, the options/SARs were replaced with additional performance shares.

Long-Term Bonus Arrangements.    Under separate Long-Term Bonus Arrangements, Mr. Lange and Ms. Kuring are also eligible to receive a maximum bonus after five years in an amount equal to the principal amount of the stock loans granted in 2000, 2001 and 2002. Payment of the long-term bonus arrangements is determined based on performance of the company over the five-year period, under terms similar to Ms. Moore’s Long-Term Bonus Arrangement discussed above.

Developer Incentive Awards.    Through 2005, Mr. Griggs participated in a program that provides additional long-term incentive awards based on development of assets with returns above a company-approved, market-specific hurdle rate as established by the Board. Awards granted under the program vest after the first stabilized year of operation of the asset. Awards are expected to be granted for certain remaining development assets under this program. In August 2005, the long term compensation program for Mr. Griggs was transitioned from the developer incentive awards to the performance shares granted to the other executive officers. As part of the transition Mr. Griggs was granted an additional 20,064 restricted shares, half of which vest at the end of five years and half of which are included with Mr. Griggs’ 2005 performance shares grant.

Moving/Transition Assistance Loans.    Upon employment, the company provided Mr. Lange, Mr. Griggs and Ms. Kuring with five-year, full recourse loans in original principal amounts of $150,000, $50,000 and $50,000, respectively, at interest rates equal to the mid-term federal rate with respect to Mr. Lange and Ms. Kuring, and interest free in the case of Mr. Griggs. For Mr. Lange and Ms. Kuring, the loans were forgiven on a pro-rata basis on each anniversary date of appointment. For Mr. Griggs, the loan was forgiven on his fifth anniversary date of employment.

Severance Benefits.    If at any time during the term of the employment agreement the employment of one of the executives is terminated, he or she shall be entitled to certain severance benefits based on the nature of his or her termination. Depending on the cause of the termination, the executives may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects the acceleration of forgiveness associated with certain stock loans, earnings associated with certain long-term bonus arrangements, and vesting of certain stock options and restricted stock.

Any of the amounts payable to the executives following a change in control are subject to reduction to the extent such payments would constitute “parachute payments” as defined in Section 280G of the Code.

Certain Relationships and Related Transactions

For information on certain relationships and related transactions, please see the information contained in the headings “Stock Loans” and “Employment Contracts and Termination of Employment and Changes in Control Arrangements” above.

COMPENSATION/ NOMINATING/ GOVERNANCE COMMITTEE REPORT ON

COMPENSATION OF EXECUTIVE OFFICERS

General

The Compensation/Nominating/Governance Committee (the “Committee”) of the Board, which is composed entirely of independent directors, provides assistance to the full Board by: (1) reviewing management’s recommendations regarding executive compensation, and evaluating the compensation plans, policies and programs of the Company; (2) determining the compensation of the chief executive officer and making recommendations to the Board as to compensation of all other executive officers of the Company; (3) producing this annual report on executive compensation for inclusion in this proxy statement in accordance with applicable rules and regulations; (4) identifying when necessary individuals qualified to become Board members; (5) recommending to the Board the selection of director nominees for the next Annual Meeting of Shareholders (or special meeting of shareholders at which directors are to be elected) or to fill vacancies on the Board; and (6) making recommendations to the Board regarding the adoption or amendment of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”). The Compensation/Nominating/Governance Committee Charter is available on BRE’s website at www.breproperties.com.

Compensation Policies Affecting Executive Officers

The Committee is committed to a compensation philosophy that is performance based and places significant emphasis on rewarding our executive officers on the basis of increasing shareholder returns and in our executive officers’ success in attaining corporate financial objectives, individual financial and qualitative performance objectives. As discussed below, BRE’s executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. In 2004 and early 2005, the Company retained an independent consultant to conduct a comprehensive compensation benchmarking study for the executive officers. In addition, the Committee asked the consultant to assist the Company in the design of a competitive five-year compensation program going forward, adjusting current programs as necessary, including both magnitudes of compensation and structural elements relating to a performance based program. The Committee’s goal was to create a program that would be directly tied to the Company’s five-year strategic plan and provide stock ownership opportunities for executive managers linking the long term component of the compensation with the returns received by our shareholders. In determining the level of performance shares granted and reserved, the Committee considered targeted levels of average annual value to be derived at the end of the five-year performance period based on current per share market value, and a targeted level of total annual compensation. The new five-year performance based program was implemented in 2005 and is described in more detail below under “Performance Share Grants-2003, 2004 and 2005.” The basic elements are as follows:

				Performance Share Data
		Bonus as % of Base Salary		Number of Shares		$ Value at Grant Date (1)
	Base Salary	Target %	Maximum %	Granted	Reserved	Granted	Reserved
Constance B. Moore	$400,000	100%	200%	146,162	59,196	$5,722,242	$2,317,523
Edward F. Lange, Jr.	300,000	80%	160%	72,368	29,309	2,833,207	1,147,447
Bradley P. Griggs	285,000	70%	123%	73,848	29,908	2,945,523	1,192,931
Deirdre A. Kuring	250,000	60%	105%	53,289	21,582	2,181,096	883,344

(1)	The dollar value presented represents the number of shares multiplied by the share price on the grant date of February 14, 2005, or $39.15. For Mr. Griggs, 10,032 of the shares are valued at the market price on July 27, 2005 of $44.57, as they were granted subsequent to the initial grant. For Ms. Kuring, 20,394 of the shares are valued at the market price on September 15, 2005 of $43.80, as they were granted subsequent to the initial grant. The actual value derived could differ substantially based on the number of shares that vest based on performance at the end of five years, and the share price at that time.

Each year, the Committee reviews executive compensation, measuring BRE’s performance during the year against previously defined objectives and compensation data at companies that are considered comparable for company performance purposes. In reviewing BRE’s performance during 2005, the Committee considered the economic environment, its impact on occupancy and rental rates, absolute FFO growth, FFO growth versus our peers, total shareholder return and a variety of other factors. A compensation consultant that provided the Committee with an analysis of peer compensation in mid 2004 updated those results for our determination of 2005 compensation.

Executive Compensation Review

Base Salary

Base salary levels of BRE’s key executives are largely determined through an evaluation of the responsibilities of the position held, the experience of the particular individual, a comparison with the ten largest publicly traded multifamily REITs and other REITs, and the Committee’s desire to achieve the appropriate mix between fixed compensation and incentive based compensation. For 2005, executive salaries were increased based on these considerations, individual performance and changes in responsibility. We do not expect to increase salaries further during the five-year compensation plan implemented in 2005, but reserve the right to do so.

Annual Cash Incentives

The annual cash incentive is designed to provide a short-term (one year) incentive to executive officers with the potential target award based on a percentage of an executive’s base salary. Actual awards can range from zero to 200% of the targeted reward. For 2005, incentive awards were based on the achievement of predetermined corporate expectations and a determination of an executive’s performance compared to specific objectives agreed upon by the executive and the Committee at the start of the year. For the executive officers, targeted annual cash incentive awards are a percentage of base salary determined by the Committee. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers in the first quarter of 2006 based on performance in 2005. Company performance is measured both in terms of absolute performance tied to shareholder value creation, and performance relative to our peers. Payouts for 2005 ranged from 52% to 80% of executive base salaries, which represented 79% to 100% of target.

Long-Term Awards

Following a comprehensive evaluation by the Committee, the new long-term award is for a five-year performance period. A large grant of restricted stock was made to the named executive officers for the five-year period and we do not expect further long-term grants will be made during the performance period.

Stock Options

Until 2005, stock options were awarded annually following the close of each year. Stock options vest over a five-year period for the named executive officers. No options were granted in 2005.

In conjunction with our total compensation review in 2003, the Committee authorized use of the Share Appreciation Right (“SAR”) component of our 1999 Stock Incentive Plan for options granted in 2003 and 2004. With a SAR, when option holders exercise options they can elect to receive stock with a value equal to the difference between the fair market value of the stock on the exercise date and the strike price of the option, thus avoiding the usual need to sell shares to pay the strike price. This reduces the amount of dilution to BRE and its shareholders.

In accordance with the provisions of the 1999 BRE Stock Incentive Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth in share value of our Common Stock.

Performance Share Grants—2003, 2004 and 2005

In accordance with provisions of our 1999 Stock Incentive Plan, in January 2003 and 2004 and February 2005, the named executive officers received performance share awards of restricted stock that vest at the end of five years based on pre-defined performance criteria. Specifically, the Committee set certain threshold, target and maximum share amounts based on BRE’s achievement of targeted performance criteria over that period. For 2004 the criteria were: total shareholder return relative to multifamily REIT peers, FFO growth relative to multifamily REIT peers, and stock multiple relative to multifamily REIT peers. For 2003 and 2004 grants, Executives have the right to vote and receive dividends on the maximum number of shares during the performance period, and under certain circumstances upon termination of employment, portions of the performance shares may be earned in accordance with the terms of the agreements.

In accordance with the provisions of our 1999 Stock Incentive Plan, in 2005, the named executive officers received the upfront grants of restricted stock listed in the table in “Performance Share Awards in 2005” that will vest based upon achieving certain performance criteria established at the time of the grant. The program is heavily weighted on the achievement of performance metrics with a portion (10%) of the grant vesting over the five-year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include FFO growth, total shareholder return (both relative and absolute) and another strategic measure. The shares granted represent target performance, as defined in the agreements. In addition, supplemental shares are reserved for the named executive officers in the event target level performance is exceeded, as described in “Performance Share Awards in 2005.” If the performance metrics are not achieved, the shares will not vest. The named executive officers will receive dividends on 50% of the shares granted and have the right to vote the total shares granted during the performance period and under certain circumstances upon termination of employment, portions of the shares granted may vest. Other than as specified under the program, we do not expect further long-term grants to be made during the performance period. In addition, we do not expect further grants of stock options to be made during the performance period.

Long-Term Bonus Arrangements

Under long-term bonus arrangements entered into in January 2000, 2001 and 2002, the named executive officers are eligible to receive bonuses payable after terms of five years. The bonus amount that is actually awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount will be awarded based on BRE’s same-store property growth in net operating income; (ii) up to 50% of the bonus amount will be awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount will be awarded based on an FFO multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria is measured against the 10 other largest publicly traded multifamily REITs. In 2003, the Long-Term Bonus Arrangement component was replaced with performance share grants described above.

Section 162(m)

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by BRE in any year with respect to each of our five most highly paid executive officers. Certain performance-based compensation that has been approved by the shareholders is not subject to this deduction limit. BRE’s 1992 Employee Stock Option Plan and the 1999 BRE Stock Incentive Plan are qualified so that stock options and certain other awards under such plans are not subject to the deduction limitations of Section 162(m). However, certain other types of compensation payments and their deductibility depend on the timing of an executive officer’s vesting or exercise of previously granted rights, or on interpretations of changes in the tax laws and other factors beyond our control. Although we generally seek to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. For 2005, the Committee anticipates that there will be no deduction limitations for Section 162(m) for compensation to each of the five most highly paid executive officers.

CEO Performance Evaluation

The Committee evaluated Ms. Moore’s performance during 2005 based on the factors discussed above. Based on these factors and Ms. Moore’s individual performance, she received 79% of her targeted annual cash incentive. Her long-term award consisted of the up front five-year grant of restricted stock on February 14, 2005, described in the Performance Share Grants section above. No further increase to salary was made for 2006.

Directors’ Compensation

Board members currently receive under the Non-Employee Director Plan, as amended, annual compensation comprised of $30,000 cash, $35,000 of restricted stock, and $35,000 of SARs based on the Black-Scholes option pricing model. No additional compensation is paid for meeting attendance and committee service. Committee Chairmen are eligible for an additional $10,000 of consideration, and the Chairman or Lead Director is eligible for up to an additional $50,000 of consideration, the exact amount to be determined annually by the Committee based on the current expectations of the position. In 2005, the Committee determined the Chairman’s additional compensation to be $25,000. The additional consideration paid to the Committee Chairmen and the Chairman have the same proportional components as the base Directors’ compensation (30% cash, 35% restricted stock, and 35% SARs). The Board uses a tally sheet to track each Director’s compensation. The vesting period for options/ SARS and restricted stock is three years.

Director Terms

In light of the value that corporate governance advocates are placing on the annual election of Directors, in 2004 the Board proposed, and our shareholders approved, an amendment to our Articles of Incorporation such that the term of Directors elected in 2004 and thereafter will be one year. Additionally, the Committee established, with Board approval, a policy that each Director may serve for a maximum of 12 years. Service will be based on the total years of active service on the BRE Board, and will not include service on prior boards of companies acquired by BRE, or leaves of absence from BRE Board duty. The Board may, at its discretion, make exceptions to this requirement of no more than one year in duration if necessary to accomplish a smooth transition of new independent Directors onto the Board. Although the Board recommended the annual election of directors, it continues to place a high value on the continuity of Board service given the long-term nature of real estate investment and development. The Company’s Bylaws provide that no person shall be eligible for election, re-election or appointment as a Director after having obtained age 70.

Other Committee Activities

Other important activities of the Committee in 2005 included: (1) confirming that all Audit Committee members continue to be financially literate; (2) determining that all non-management directors were “independent”; (3) evaluating the Committee’s performance; and (4) performing an evaluation of the Board’s performance with the assistance of an outside consultant.

The members of the Compensation Committee give the foregoing report, namely:

William E. Borsari, Co-Chairman

Robert A. Fiddaman, Co-Chairman

L. Michael Foley

Edward E. Mace

Gregory M. Simon

COMPARATIVE STOCK PERFORMANCE

The line graph below compares the cumulative total shareholder return on BRE Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Total Return Index over the same period. This comparison assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested (1).

BRE Properties, Inc.

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
BRE Properties, Inc.	100.00	103.90	111.37	126.65	161.27	190.88
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
NAREIT All Equity REIT Index	100.00	113.93	118.29	162.21	213.43	239.39

(1)	Common Stock performance data is provided by SNL Securities and is calculated using the ex-dividend date. The S&P Index and NAREIT Equity REIT Total Return Index data are provided by NAREIT, which calculate reinvestment results using the dividend payable date.
(2)	Indicates appreciation of $100 invested on December 31, 2000 in BRE Common Stock, S&P 500, and NAREIT Equity REIT Total Return Index securities, assuming reinvestment of dividends discussed above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees BRE’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, Ernst & Young LLP, the following items for which they are responsible: (a) expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles; (b) expressing an opinion on the Company’s internal control over financial reporting and management’s assessment thereof; (c) discussing their judgments as to the quality, not just the acceptability, of BRE’s accounting principles; and (d) such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and BRE, including the matters in the written disclosures required by the Independence Standards Board, and has considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee discussed with BRE’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BRE’s internal controls, and the overall quality of our financial reporting. The Audit Committee met formally seven times during 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board has approved the selection of Ernst & Young LLP as BRE’s independent auditors to audit the financial statements of BRE for the year ended December 31, 2006, subject to shareholder approval of Proxy Item No. 3.

The responsibilities of the Audit Committee are more specifically contained in the Charter and Powers of the Audit Committee of the Board of Directors of BRE Properties, Inc., which was originally approved by the full Board of Directors on October 25, 1999, and was approved as amended March 2, 2001, and March 27, 2003. The Amended and Restated Audit Committee Charter is attached hereto as Annex B and available on our website at www.breproperties.com.

The Members of the Audit Committee give the foregoing report, namely:

Roger P. Kuppinger, Chairman

L. Michael Foley

Matthew T. Medeiros

FEES OF ERNST & YOUNG LLP

During 2005 and 2004, fees incurred by BRE to Ernst & Young LLP totaled $1,358,320 and $1,684,532, respectively. Fees for all services performed were pre-approved by the Audit Committee. All audit-related, tax and other service fees were pre-approved by the Audit Committee. The Audit Committee considered and concluded that the provision of limited services, other than audit related in nature, by Ernst & Young LLP was compatible with and did not prejudice the maintenance of the principal auditors’ independence, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related rules.

Audit Fees

The aggregate fees billed for the integrated audit of BRE’s annual financial statements and internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements and SEC filings totaled $1,034,553 in 2005 and $1,267,650 in 2004.

Audit-Related Fees

During 2005, BRE incurred audit-related fees aggregating $36,000, relating to audits and reviews of the Company’s joint ventures and other audit-related consultations. During 2004, BRE incurred audit-related fees aggregating $42,800, relating to audits and reviews of the Company’s joint ventures, and other audit-related consultations.

Tax Fees

Tax fees totaled $287,767 in 2005, and related to tax return preparation, REIT compliance and other tax consultations. Tax fees totaled $283,032 in 2004, and related to tax return preparation, REIT compliance, cost segregation analysis and other tax consultations.

All Other Services

Fees for Other Services totaled $0 and $91,050 in 2005 and 2004, respectively, and related to reviews of development and construction projects.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005, for all of our equity compensation plans, including our Amended and Restated 1992 Employee Stock Plan, our 1999 Stock Incentive Plan and our Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan:

Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,911,418	$30.48	212,085
Equity compensation plans not approved by security holders	—	—	—
Total	2,911,418	$30.48	212,085

THIRD AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE

DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN

(Proxy Item No. 2)

Shareholders are being asked to approve the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (the “Proposed Director Plan”.) The Board of Directors of BRE approved the Proposed Director Plan on January 25, 2006, subject to and to be effective upon shareholder approval.

Director Plan History

The Director Plan was originally adopted and approved by the shareholders in 1994. On March 27, 2000, the shareholders approved an amendment and restatement of the Director Plan providing for an increase in the shares available for grant under the Director Plan from 1,550,000 to 2,300,000.

In 2003, the shareholders approved the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, which (1) provides for automatic annual grants of restricted stock with a market price-based value of $35,000 per year per non-employee director and for the terms and conditions of such grant, (2) provides for automatic annual option or share appreciation right grants with an aggregate Black-Scholes value of $35,000 per year per non-employee director, (3) provides for discretionary annual grants for service as Chairman of the Board or Lead Director of restricted stock and options or share appreciation rights with an aggregate value of up to $35,000 per year, (4) provides for automatic annual grants for service as a Board committee chairman of restricted stock and options and/or share appreciation rights with an aggregate Black-Scholes value of $7,000 per year per committee chairman, (5) eliminated the annual performance-based option grants, and (6) extended the duration of the plan to May 31, 2013.

The Proposed Director Plan would increase the shares available for grant under the Director Plan from 2,300,000 to 2,650,000. Currently, only 16,628 shares remain available for future grant under the Director Plan. The increase in shares subject to the plan will enable the Company to continue to compensate its Directors in the manner approved by shareholders in 2003, for a period of approximately four years. There are no further changes proposed to the existing plan.

A copy of the Proposed Director Plan is attached as Annex A to this proxy statement. BRE will provide, without charge, to each person to whom this proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Third Amended and Restated Non-Employee Director Stock Option Plan. Any request should be directed as follows: Investor Relations, BRE Properties, Inc., 525 Market Street, 4th floor, San Francisco, California, 94105; (415) 445-6530.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROXY ITEM NO. 2

Vote Required for Approval

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, provided that the total vote cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the Proposed Director Plan. The Board of Directors has unanimously approved the Proposed Director Plan and unanimously recommends that shareholders vote FOR this proposal. If the Proposed Director Plan is not approved by the shareholders, the Director Plan as previously in effect will remain in effect only to the extent of the shares previously authorized.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Proxy Item No. 3)

Subject to ratification by the shareholders, the Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of BRE for the year ended December 31, 2006. Fees for the last integrated annual audit (financial statements and Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews and SEC filings were $1,034,553 and all other fees were $323,767.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, if a quorum is present, is sufficient to ratify such selection. The Board unanimously recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation at the next Annual Meeting must submit the proposal to BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Attention: Secretary. Such proposal must be received not later than November 25, 2006 for inclusion in BRE’s proxy statement and form of proxy relating to next year’s Annual Meeting and provided that the proposals are in compliance with applicable laws and regulations.

Shareholder proposals to be presented at the 2007 Annual Meeting outside the process of Rule 14a-8 of the Securities and Exchange Commission’s Proxy Rules must be received by BRE on or before February 15, 2007, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission’s Proxy Rules.

OTHER MATTERS

A description of the business experience of the other executive officers of BRE is contained in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. To view the report free of charge, please go to our website at www.breproperties.com.

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

By Order of the Board of Directors

March 17, 2006

UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, BRE WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 525 MARKET STREET, 4th FLOOR, SAN FRANCISCO, CA 94105, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THIS REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MARCH 15, 2006, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

ANNEX A

BRE PROPERTIES, INC.

THIRD AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN

(AS AMENDED AND RESTATED AS OF JANUARY 27, 2006)

Purpose of the Plan.    The purpose of the Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (the “Plan”) is to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of the Company, and to permit them to participate in the ownership of the Company through stock compensation which may be in conjunction with cash compensation. This plan amends and restates the Company’s Second Amended and Restated Non-Employee Director Stock Option Plan, as amended February 27, 2003.

Definitions.    As used in the Plan and the related Award agreements, the following terms will have the meaning stated below:

“Award” means any Option, Share Appreciation Right or Restricted Shares granted pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Chairman of the Board” is defined in Section 9(a).

A “Change in Control” occurs when any person or group, together with its affiliates and associates (other than the Company or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms “group,” “affiliates,” “associates” and “beneficial ownership” shall have the meanings ascribed to them in the rules and regulations under the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or its Compensation, Nominating and Governance Committee duly appointed by the Board to administer the Plan.

“Committee Chairman” is defined in Section 9(b).

“Company” means BRE Properties, Inc., a Maryland corporation.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Price” means the price to be paid for Shares upon exercise of a Share Appreciation Right.

The “Fair Market Value” of a Share on any date means the closing price per Share on the New York Stock Exchange, or, in the event that the Company ceases to be listed on the New York Stock Exchange, any other exchange or listing on which the Company’s Shares may be traded in the future, for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

“Lead Director” is defined in Section 9(a).

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Option” means an option to purchase Shares.

“Optionee” means the holder of an Option.

“Option Price” means the price to be paid for Shares upon exercise of an Option.

“Plan” is defined in Section 1.

“Restricted Shareholder” is defined in Section 5(a).

“Restricted Shares” means Shares subject to the terms, conditions and restrictions set forth in Section 5(b).

“Share Appreciation Right” means a right granted pursuant to Section 7.

“Shares” means shares of common stock $.01 par value per share of the Company.

“Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, more than 50 percent of the total combined voting power.

Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it.

Shares Subject to Plan.    The maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 2,650,000, subject to adjustment in accordance with Section 10. In the event that any outstanding Option, or other right to acquire Shares under any other Award under the Plan, shall expire or terminate for any reason, the Shares allocable to the unused portion of that Award will again be available for additional Awards under the Plan. If an Award is exercised by delivery of Shares as permitted by Section 8(c)(iii), only the number of Shares issued upon exercise net of the Shares so delivered shall be deemed utilized for purposes of determining the maximum number of Shares available for future Awards under the Plan. If any Restricted Shares are forfeited by a Director in accordance with the provisions of Section 5(b)(iii), such Restricted Shares shall be restored to the total number of shares available for Awards pursuant to the Plan.

Restricted Share Grants.

Grants of Restricted Shares as Compensation for Non-Employee Directors.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director automatically shall be granted the number of whole Restricted Shares calculated by dividing $35,000 by the Fair Market Value of the Company’s Shares on such date. Fractional Shares shall be paid in cash. Upon making such an award, the Company shall cause Restricted Shares to be issued and registered in the Company’s records in the name of the person to whom Restricted Shares are awarded (“Restricted Shareholder”).

Terms and Conditions of Restricted Shares.

Restrictions.    Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g. continued service and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a Change in Control.

Vesting of Restricted Shares.    Restricted Shares awarded pursuant to the Plan prior to May 31, 2005 shall become fully vested one year after the grant date of such Award, subject to the Restricted Shareholder’s continuing service as a director, Chairman of the Board, Committee Chairman or Committee member, as the case may be; provided, that if a Restricted Shareholder voluntarily terminates his or her services as a director prior to the one year anniversary of the grant date of any Restricted Stock Award, such Restricted Shareholder shall become vested in such number of Restricted Shares subject to such Award as is determined by multiplying (A) 1/12 of the number of Restricted Shares subject to such Award, by (B) the number of full calendar months following the grant date of such Award during which the Restricted Shareholder continued to serve as a director; provided, further, that upon a Change in Control, all unvested Restricted Shares shall become fully vested. Restricted Shares awarded pursuant to the Plan on and after May 31, 2005 shall vest one third per year on the anniversary date of the grant date, for three years after the grant date of such Award, subject to the Restricted Shareholder’s continuing service as a director, Chairman of the Board, Committee Chairman or Committee member, as the case may be; provided, that if during the first twelve months of service as a director, a director voluntarily terminates his or her service as a director, 1/12 of the Restricted Shares will vest for each month of service performed prior to termination of service; provided, further, that if a Restricted Shareholder voluntarily terminates his or her service as a director after the first twelve months of service as a director but prior to the three year anniversary of the grant date of any Restricted Stock Award, all unvested Restricted Shares shall become fully vested; provided, further, that upon a Change in Control, all unvested Restricted Shares shall become fully vested; and provided, further, that if a director’s service as a member of the Board is terminated by the majority vote of the other members of the Board, or if a director stands for re-election and is not re-elected, no further Restricted Shares will vest following the date of such termination or failure to be re-elected, and all Restricted Shares which are unvested at the time of such termination or failure to be re-elected will be forfeited.

Forfeiture of Restricted Shares.    In the event of the forfeiture of any Restricted Shares, the Company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the Company. The Committee may, in its sole discretion, waive in writing the Company’s right to reacquire some or all of a holder’s Restricted Shares, whereupon such Shares shall become fully vested in such Restricted Shareholder.

Escrow.    In order to administer the provisions of this Section 5(b), the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the Company in escrow subject to delivery to the Restricted Shareholder upon vesting. A person’s receipt of an award of Restricted Shares pursuant to the Plan shall constitute the grant of irrevocable power of attorney to the Company to permit the transfer and delivery to the Company of any or all Restricted Shares which are forfeited to the Company.

Dividends on Restricted Shares.    While the Restricted Shares are held in escrow, all cash dividends the Company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividends were paid.

Option Grants.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director automatically shall be granted Options and/or Share Appreciation Rights to purchase Shares such that such Options and/or Share Appreciation Rights have, in the aggregate, a value of approximately $35,000 as determined by the Black Scholes Valuation Model, or another accepted valuation model as determined by the Committee, utilizing the same assumptions then employed by the Company for the valuation of stock options under its other incentive plans. Fractional Shares shall be paid in cash. The valuation shall be calculated as of the date of grant of such Awards. The allocation of each such annual grant among Options and Share Appreciation Rights shall be made by the Committee, in its sole discretion.

Share Appreciation Rights.

Grant of Stock Appreciation Rights.    In the Committee’s sole discretion, the Committee may provide that a Share Appreciation Right may be granted to any Non-Employee Director (a) in connection and simultaneously with the grant of an Option granted pursuant to Section 6(a) or Section 9, (b) with respect to a previously granted Option granted pursuant to Section 6(a) or Section 9, or (c) independent of an Option and in lieu of all or a portion of the Options to be granted pursuant to Section 6(a) or Section 9. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

Coupled Stock Appreciation Rights.

A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable. A CSAR shall be subject to the terms and conditions applicable to the related Option as described in Section 8.

A CSAR may be granted to the Non-Employee Director for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

A CSAR shall entitle the Non-Employee Director (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying the difference obtained by subtracting the Option Price from the Fair Market Value of a Share on the date of exercise of the CSAR by the number of Shares with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

Independent Stock Appreciation Rights.

An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option. An ISAR may only be issued in lieu of Options issuable pursuant to Section 6(a) or Section 9 and shall be subject to the terms and conditions described in Section 8 below. An ISAR shall cover such number of Shares as the Committee may determine.

An ISAR shall entitle the Non-Employee Director (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a Share on the date of exercise of the ISAR by the number of Shares with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

Payment and Limitations on Exercise.

Payment of the amounts determined under Section 7(b)(iii) and 7(c)(ii) above shall be in cash, in Shares (based on the Fair Market Value per Share as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Shares it shall be made subject to satisfaction of all provisions of Section 8 below.

Holders of Share Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

Terms and Conditions of Options.

Options.    The Options granted hereunder will not be “incentive stock options” under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

Share Appreciation Rights.    Each Share Appreciation Right Agreement shall state the number of Shares subject to the Share Appreciation Right, the Exercise Price, the period during which the Share

Appreciation Right may be exercised, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

Reload Grants.    At the Committee’s discretion, in the event an Optionee (1) exercises, in whole or in part, any Option granted under this Plan (including an Option granted under this Section 8(c)) by delivering (or attesting to ownership of) Shares instead of paying cash, as permitted by subparagraph 8(d)(iii), or (2) pays tax withholding by delivering Shares, or having Shares withheld, as permitted by subparagraph 8(d)(vii), the Optionee, if then still a Non-Employee Director, shall automatically receive on the date of such exercise a new Option (a “Reload Option”) to purchase additional Shares equal to the number of Shares so delivered to, or withheld by, the Company. The Reload Option shall have an exercise price equal to the Fair Market Value per Share on the date the Reload Option is granted, shall expire the same date as the expiration date of the original Option so exercised, and shall vest and become exercisable if the Optionee holds all of the new Shares purchased (net of Shares withheld to pay taxes) under the original Option until the first to occur of (i) 18 months after grant of the Reload Option or (ii) 12 months before the expiration of the Reload Option. However, a Reload Option shall vest sooner upon the occurrence of any of the following: (a) a Change in Control, (b) the voluntary termination by the Optionee of his or her service as a director, or (c) the Optionee’s death, disability, or personal hardship as determined by the Committee.

Additional Terms and Conditions.    Options and Share Appreciation Rights granted under the Plan shall be subject to the following:

Option Price/Exercise Price.    The price to be paid for Shares upon the exercise of an Option or Share Appreciation Right shall be 100% of the Fair Market Value of the Shares on the date the Award is granted.

Expiration of Option or Share Appreciation Right.    No Option or Share Appreciation Right shall be exercisable after the expiration of ten years from the date of grant.

Payment of Option Price.    Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full (i) in cash or (ii) by delivery to the Company (including delivery by attestation of ownership) of Shares owned by the Optionee and valued at Fair Market Value on the date of exercise; provided that, any such already-owned Shares delivered to pay the exercise price, if originally acquired by the Optionee from the Company, shall have been held at least six months.

Vesting and Exercisability of Options and Share Appreciation Rights.    Each Option (other than Reload Options, which shall vest as provided in Section 8(c)) and Share Appreciation Right granted under the Plan prior to May 31, 2005 shall vest as to 1/12 of the shares subject to the Option or Share Appreciation Right on each monthly anniversary date beginning on the grant date of the Option or Share Appreciation Right, subject to the recipient’s continuing service as a director, Chairman of the Board, Committee Chairman or Committee member, so that an Option or Share Appreciation Right shall have become fully vested one year after the grant date; provided that upon a Change in Control, all unvested Options and Share Appreciation Rights shall become fully vested. Options (other than Reload Options, which shall vest as provided in Section 8(c)) and Share Appreciation Rights awarded pursuant to the Plan on and after May 31, 2005 shall vest one third per year on the anniversary date of the grant date, for three years after the grant date of such Award, subject to the holder’s continuing service as a director, Chairman of the Board, Committee Chairman or Committee member, as the case may be; provided, that if during the first twelve months of service as a director, a director voluntarily terminates his or her service as a director, 1/12 of the shares subject to the Options and Share Appreciation Rights will vest for each month of service performed prior to termination of service; provided, further, that if a holder voluntarily terminates his or her service as a director after the first twelve months of service as a director but prior to the three year anniversary of the grant date of any Option or Share Appreciation Right Award, all unvested Options and Share Appreciation Rights shall become fully vested; provided, further, that upon a Change in Control, all unvested Options and Share Appreciation Rights shall become fully vested; and provided, further, that if a director’s service as a member of the Board is terminated by the majority vote of the other members of the Board, or if a director stands for re-election and is not re-elected, no further Options or Share Appreciation Rights will vest following the date of such termination or failure to be re-elected, and all Options and Share Appreciation Rights which are unvested at the time of such termination or failure to be re-elected will be terminated.

Termination of Director Status.    Termination of an Award holder’s status as a director of the Company shall not affect the ability of the Award holder or his or her estate to exercise, until the expiration date thereof, any Options or Share Appreciation Rights which have vested prior to the termination date.

Rights as Shareholder.    No Non-Employee Director shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the stock certificates for such Shares are delivered to him or her.

Tax Withholding.    Option and Share Appreciation Right exercises are subject to withholding of all applicable taxes, which withholding shall be satisfied by the Award holder’s cash remittance or (unless the Committee determines otherwise) through the delivery or surrender to the Company of Shares, valued at Fair Market Value, which the Award holder owned prior to exercise; provided that, any such already-owned Shares delivered to pay withholding taxes, if originally acquired by the Award holder from the Company, shall have been held at least six months.

Transferability of Options and Share Appreciation Rights.    Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options and Share Appreciation Rights granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.

Additional Awards for Chairman of the Board/Lead Director and Committee Chairmen.

Chairman of the Board/Lead Director.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, any Non-Employee Director who is serving as chairman of the board of directors of the Company (“Chairman of the Board”) or lead director (“Lead Director”) may be granted, in the Committee’s sole discretion, additional Awards up to an aggregate value of $35,000. The dollar value of any additional Awards granted to the Chairman of the Board or Lead Director pursuant to this section shall be divided equally between Restricted Shares, on the one hand, and Options and/or Share Appreciation Rights, on the other hand. The allocation of Options and/or Share Appreciation Rights used to satisfy the foregoing grant shall be determined by the Committee, in its sole discretion. The valuation shall be calculated as of the date of grant of such Awards.

Committee Chairmen.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director who is serving as a chairman of any committee duly established by the Board (each a “Committee Chairman”) shall be granted (i) Restricted Shares calculated by dividing $3,500 by the Fair Market Value of the Company’s common stock on such date to be held under the restrictions set forth in Section 5(b), and (ii) Options and/or Share Appreciation Rights to purchase Shares such that such Options having, in the aggregate, a value of approximately $3,500 as determined by the Black Scholes Valuation Model, or another accepted valuation model as determined by the Committee, utilizing the same assumptions then employed by the Company for the valuation of stock options and share appreciation rights under its other incentive plans. Fractional Shares shall be paid in cash. The valuation shall be calculated as of the date of grant of such Awards. The allocation of Options and/or Share Appreciation Rights used to satisfy the grant in clause (ii) above shall be determined by the Committee, in its sole discretion.

Capital Adjustments.    In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change in capitalization shall be made with respect to the total number of Shares in respect of which Award may be granted under the Plan, the number of Shares covered by each outstanding Award and the purchase price per share under each Award; however, any fractional Shares resulting from any such adjustment shall be eliminated.

Reorganization.    If the Company merges or consolidates with another entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets (a “Reorganization”) while unexercised Awards remain outstanding under the Plan, then either (a) after the effective date of the Reorganization, each holder of any outstanding Award shall be entitled, upon exercise of an Award, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the Reorganization, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Award may be exercised; or (b) all Awards, from and after a date at least 30 days prior to the effective date of the Reorganization, shall be exercisable in full and all outstanding Awards granted prior to May 31, 2003 which are so exercisable prior to the effective date of such Reorganization may be canceled by the Committee in its discretion, as of such effective date, against payment to the holder of cash in an amount equal to the estimated fair value of the Awards so canceled, computed to recognize the additional value (if any) the holder may have realized beyond the effective date of a Reorganization, to be determined by the Company’s independent financial advisor. If, in connection with a Reorganization, holders of options outstanding under any employee stock option plan maintained by the Company are entitled to benefits comparable to those set forth in clause (a) of the proceeding sentence, then each holder of an outstanding Award shall also be entitled to the benefits set forth in clause (a) of the preceding sentence.

Exchange Act Section 16.    Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Duration of the Plan.    The Plan shall terminate on May 31, 2013, but may be sooner terminated by the Board at any time. Expiration, termination or amendment of the Plan will not affect any Awards then outstanding.

Amendment of the Plan.    Subject to the rules and regulations of the New York Stock Exchange or, in the event that the Company ceases to be listed on the New York Stock Exchange, any other exchange or listing on which the Company’s Shares may be traded in the future and to the extent permitted by law, the Board may amend or terminate the Plan at any time (including, but not limited to, the power to amend the dollar amount of Awards granted pursuant to Sections 5(a), 6(a) and 9); provided, however, that no such amendment shall, without the approval of the holders of a majority of the outstanding shares of voting stock of the Company present in person or by proxy and voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be awarded pursuant to the Plan, (ii) change the purchase price of any Award, or (iii) change the exercise period or increase the time limitation on the grant of Awards under the Plan.

Prohibition on Repricing.    Notwithstanding any provision in this Plan to the contrary, absent the approval of the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held shareholder meeting, no Option or Share Appreciation Right may be amended to reduce the Option Price per share of the shares subject to such Option or the exercise price of such Share Appreciation Right, as applicable, below the Option Price or exercise price as of the date the Option or Share Appreciation Right is granted. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, Share Appreciation Right or other award having a higher Option Price or exercise price.

ANNEX B

AMENDED AND RESTATED CHARTER AND POWERS

OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BRE PROPERTIES , INC.

Organization

This Charter and Powers (“Charter”) of the Audit Committee (“Committee”) was prepared and approved by the Board of Directors (“Board”) of BRE Properties, Inc. (“Company”) on October 25, 1999, and was amended by the Board of Directors on March 2, 2001 and March 27, 2003, to serve as a guideline for the Committee. The Committee shall be comprised of at least three Directors who are independent of management. Members of the Committee shall be considered independent if they satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1) and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A member of the Committee who receives compensation from the Company solely for his or her service on the Board or who receives benefits under a tax qualified retirement plan may be considered independent. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

All Committee members will be financially literate, and at least one member will have accounting or related financial expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

The members of the Committee shall be elected by the Board on the recommendation of the Executive Committee at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Committee members may be removed from the Committee, with or without cause, by the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting, internal audit functions, internal accounting controls and financial disclosure practices of the Company. Further, in conjunction with counsel and the independent auditor, the Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of the Company, including compliance by the Company with applicable laws, regulations and Company policies relating to accounting, financial reporting and financial disclosure.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee. The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any nonmanagement director that is not a member of the Committee.

2. Be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

3. Pre-approve engagements of the independent auditor before the independent auditor is engaged by the Company to render audit or non-audit services. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

4. Obtaining a clear understanding with management and the independent auditor that the independent auditor and internal auditor are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

5. Reviewing, at least annually, the independence and performance of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

(i) Obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues;

(ii) Discuss with the auditors their independence from management and the Company and the matters included in the written disclosures by the Independence Standards Board;

(iii) Obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and considering the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iv) Confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

(v) Consider whether the Company should adopt a policy of rotating of the annual audit among independent auditing firms;

(vi) Consider, if applicable, whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

6. Conferring with the independent auditor and the internal auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing the independent auditor’s annual engagement letter as appropriate; and directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance.

7. Reviewing and discussing with the Board and management, the independent auditor and internal auditor, the scope of each annual audit, procedures to be followed, budget and the staffing of each audit, significant risks and exposures, audit activities and significant audit findings, as well as any other issues that either the independent auditor or internal auditor believes warrants the Committee’s attention.

8. Reviewing the range and cost of audit and non-audit services performed by the independent auditor.

9. Reviewing and discussing with management and the independent auditor the financial statements to be included in the Company’s Annual Report on Form 10-K and the independent auditor’s opinion rendered with respect to such financial statements, including: A) major issues regarding accounting principles and financial statement presentation, including reviewing the nature and extent of any significant changes in the Company’s selection of accounting principles or the application therein and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. Reviewing and discussing with management and the independent auditor the interim financial statements prior to the filing of Company’s Quarterly Report on Form 10-Q. Discussing generally with management and the independent auditor earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

10. Preparing and providing to the Company the report from the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

11. Obtaining from the independent auditor and internal auditor their recommendations, if any, regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient, if any.

12. Providing an independent, direct line of communication between the Board and the internal auditor and independent auditor.

13. Reviewing, separately, with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

14. Discussing, separately, with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

15. Discussing, separately, with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as then in effect.

16. Based on the review and discussions with management and the independent auditor regarding the annual audited financial statements and the SAS No. 61 matters, as well as the disclosures received from the independent auditor regarding its independence and discussions regarding the same, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

17. Reviewing the appointment and replacement of the internal auditor and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

18. Discussing with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

19. Discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

20. Discussing with the Company’s outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

21. Discussing with management the Company’s policies with respect to risk assessment and risk management, including, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

22. Implementing clear policies for the company for hiring employees or former employees of the independent auditor.

23. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishing procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

24. Reviewing the procedures established by the Company that monitor compliance by the Company with its loan and indenture covenants and restrictions.

25. Through its Chair, reporting regularly to, and reviewing with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

26. Maintaining minutes or other records of meetings and activities of the Committee.

27. Reviewing, at least annually, the powers of the Committee and reporting and making recommendations to the Board on these responsibilities.

28. Performing, at least annually, an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

29. Conducting or authorizing investigations into any matters within the Committee’s scope of responsibilities. The Committee shall, at its own discretion, retain independent counsel, accountants, or other advisors (accounting, financial or otherwise) to assist it in the conduct of any investigation.

30. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

31. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

32. Reviewing and reassessing this Charter, at least annually, and making and submitting recommendations to the Board regarding its revision when and as necessary.

PROXY CARD

BRE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Constance B. Moore and Edward F. Lange, Jr., or either of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of BRE Properties, Inc., that the undersigned is entitled to vote at the Annual Meeting of Shareholders of BRE Properties, Inc., to be held at the Pan Pacific Hotel, 500 Post Street, San Francisco, California at 10:00 a.m., Pacific Time, on May 4, 2006, and at any adjournment or postponement thereof. The shares entitled to be voted by me (us) will be voted as instructed below and on the other side of this card. By signing this Proxy, the undersigned also authorizes each designated proxy to vote at his/her discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. If this card contains no specific voting instructions, my (our) shares will be voted FOR the election of all nominees for Director, FOR Item 2 and FOR Item 3, and in the discretion of each designated proxy on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned by executing on the reverse side acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

(Continued, and to be marked, signed and dated on the reverse side).

Address Change/Comments (Mark the corresponding box on the reverse side.)

Ù FOLD AND DETACH HERE Ù

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE
FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN

1.   Election of Directors

Nominees:

01 Robert A. Fiddaman,

02 Roger P. Kuppinger,

03 Irving F. Lyons, III,

04 Edward E. Mace,

05 Christopher J. McGurk,

06 Matthew T. Medeiros,

07 Constance B. Moore,

08 Jeanne R. Myerson, and

09 Gregory M. Simon

☐	☐

2.   Approval of the Company’s Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan to increase the total number of shares subject to the plan from 2,300,000 shares to 2,650,000 shares.

			☐	☐	☐	Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box. ☐
		3. Ratification of selection of Ernst &Young LLP as Independent Auditors for the year ending December 31, 2006.	FOR ☐	WITHHELD ☐	ABSTAIN ☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)						Votes MUST be indicated in Black or Blue Ink. Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

Signature	Signature	Date

Please sign exactly as name appears on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bre Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.breproperties.com